UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 20, 2006


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


      Maryland                    001-09279                     13-3147497
      --------------------------------------------------------------------
      (State or other       (Commission file No.)            (IRS Employer
       jurisdiction of                                           I.D. No.)
        incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------

              (Address of principal executive offices)      (Zip code)

        Registrant's telephone number, including area code: 516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         --       Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         --       Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         --       Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         --       Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

==============================================================================

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On November 6, 2006, OLP Baltimore LLC, a wholly-owned subsidiary of the registrant ("Buyer"), entered into a Purchase and Sale Agreement, as amended (the "Agreement"), with FR Hollins Ferry, LLC ("Seller"), pursuant to which the Seller agreed to sell, and the Buyer agreed to purchase, an industrial building situated on approximately 28 acres in Baltimore, Maryland consisting of approximately 367,000 square feet of grade level space for a purchase price of $32.2 million. On December 20, 2006, the Agreement was amended, as described below, and immediately thereafter, the closing was consummated in accordance with the Agreement.

The property is net leased to Ferguson Enterprises, Inc. Prior to the closing, the lease for the property provided the tenant with an improvement period which was to expire not later than March 31, 2007, and also provides for a reduction in the base rent during the improvement period. On December 13, 2006, the lease for the property was amended to extend the improvement period to no later than July 31, 2007 thereby potentially extending the period in which the base rent under the lease will be reduced. The Agreement provides that Seller will provide a reserve for the benefit of Buyer, which reserve shall equal the difference between the base rent and the tenant's reduced rent thereby insuring that Buyer receives an amount equal to the base rent during the improvement period. Due to the extension of the improvement period under the lease, the Agreement was amended simultaneously with the acquisition of the property to increase the reserve the Seller shall provide for the benefit of Buyer in order to insure that Buyer receives an amount equal to the base rent for the entire improvement period.

The acquisition purchase price was financed from the proceeds received by the Buyer from a $23 million mortgage it obtained, which mortgage is secured by the property, and the balance of the purchase price was paid in cash.

Item 9.01.        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

         Financial statements will be filed by an Amendment to this Current Report not later than March 5, 2007.

(b) Pro Forma Financial Information.

         Pro forma financial information will be filed by an Amendment to this Current Report not later than March 5, 2007.

(c) Shell Company Transactions.

         Not applicable.

(d) Exhibits.

10.1 Fourth Amendment to Purchase and Sale Agreement, dated as of December 20, 2006, between FR Hollins Ferry, LLC and OLP Baltimore LLC.

10.2 Lease, dated as of June 29, 2006, by and between FR Hollins Ferry LLC and Ferguson Enterprises, Inc.

10.3 First Modification to Lease Agreement, dated as of December 13, 2006, by and between FR Hollins Ferry LLC and Ferguson Enterprises, Inc.

10.4 Assignment and Assumption of Lease, dated as of December 20, 2006, by FR Hollins Ferry LLC in favor of OLP Baltimore LLC.

99.1     Press release issued by One Liberty Properties, Inc. on
         December 21, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ONE LIBERTY PROPERTIES, INC.



Date:     December 21, 2006         By: /s/ David W. Kalish
                                    -----------------------
                                    David W. Kalish
                                    Senior Vice President and
                                    Chief Financial Officer

                                                            EXHIBIT 10.1

                 FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

         This Fourth Amendment to Purchase and Sale Agreement (this "Amendment") is dated as of December ____, 2006 and is made by and between FR HOLLINS FERRY, LLC, a Delaware limited liability company having an address at c/o SunTrust Equity Funding, LLC, 303 Peachtree Street, 24th Floor, MC 3951, Atlanta, Georgia 30308 (the "Seller") and OLP BALTIMORE LLC, a Maryland limited liability company having an address at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (the "Buyer").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement dated November 6, 2006, as amended by First Amendment to Purchase and Sale Agreement dated as of November 21, 2006, by Second Amendment to Purchase and Sale Agreement dated as of November 29, 2006 and by Third Amendment to Purchase and Sale Agreement dated as of December 6, 2006 (collectively, the "Contract") regarding the sale by Seller and the purchase by Buyer of the "Premises" (as such term is defined in the Contract); and

         WHEREAS, Seller and Buyer now wish to further modify the Contract on the terms herein provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Capitalized terms. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Contract.

         2. Rent Reserve Escrow.

         A. The parties acknowledge that pursuant to that certain First Modification to Lease Agreement being entered into between Seller, as landlord, and Tenant (the agreed-upon form of which is attached hereto as Schedule 1 and which is herein referred to as the "Lease Modification"), the commencement of the "Remaining Period" under the Lease is being extended, with an outside date for same of August 1, 2007. Accordingly, section 33 of the Contract (as such section was previously modified in the Third Amendment to Purchase and Sale Agreement) is hereby further modified such that the actual amount of the "rent reserve" referred to therein shall be equal to an amount sufficient to assure Buyer (and Lender) that a monthly base rent of $195,076.88 will be received by Buyer at all times until the occurrence of such extended "Remaining Period". At Closing, the base rent proration between the parties shall also be based on such full base rent amount.

         B. To illustrate the foregoing by way of example, if the Closing shall occur on December 19, 2006 then (i) at Closing Buyer shall receive a credit for Buyer's share of base rent for December, 2006 in the amount of $81,806.43 and
(ii) at Closing the rent reserve required by such section 33 shall be $416,500 (or, if the Lender requires prorated rent for the balance of December 2006 to also be included in such reserve account, then such rent reserve amount would be increased to $441,451.55). It shall be a condition to the Closing that Lender shall not require any additional funds to be held in such reserve and shall reserve only such amount as determined by the foregoing for such purpose.

         3. Escrow Agent; SunTrust. Escrow Agent joins in the execution of this Amendment to acknowledge and agree to the foregoing to the extent the Contract modifications contained herein are deemed also to be a modification of that certain Escrow Agreement dated November 6, 2006 among Seller, Buyer and Escrow Agent. SunTrust Equity Funding, LLC joins in the execution of this Amendment to consent to the foregoing and to acknowledge its continuing reaffirmation of the Seller's representations and warranties set forth in section 11 of the Contract and its continuing liability for any damages permitted against Seller in favor of Buyer pursuant to the indemnity contained in section 29 of the Contract, subject, however, to all of the qualifications, limitations and applicable time periods set forth in the Contract.

         4. Ratification; Miscellaneous. Except as expressly modified by this Amendment, the Contract remains unmodified and in full force and effect and is hereby ratified and confirmed in all respects by the parties. This Amendment may be executed in counterparts, all of which when taken together shall constitute one and the same instrument, and this Amendment may be executed and delivered by fax or email transmission with the same effect as if originals were exchanged.

         IN WITNESS WHEREOF, this First Amendment has been executed as of the






          [THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK] date first set forth above.

                            SELLER:

                            FR HOLLINS FERRY, LLC, a Delaware limited liability company

                            By:  MRLL, LLC, a Delaware limited liability
                            company,its Sole Member

                            By: SunTrust Equity Funding, LLC, a Delaware limited liability company, its Sole Member

                            By:
                               ---------------------------------
                            Name:
                            Title:


                            BUYER:

                            OLP BALTIMORE LLC, a Maryland limited
                            liability company

                            By:
                               ---------------------------------
                            Name:
                            Title:


                            ESCROW AGENT:
                            ------------

                            LAWYERS TITLE INSURANCE CORPORATION

                            By:
                            ------------------------------
                            Name:
                            Title:


                            SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company

                            By:
                                -------------------------------
                            Name:
                            Title:

                                   SCHEDULE 1

                           FORM OF LEASE MODIFICATION

                                                             Exhibit 10.2

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT dated as of the 29th day of June, 2006, by and between FR HOLLINS FERRY, LLC, a Delaware limited liability company, together with its successor and assigns hereinafter called "Landlord," and FERGUSON ENTERPRISES, INC., a Virginia corporation, hereinafter called "Tenant," provides:

                                   WITNESSETH

1. PREMISES
1.1. In consideration of the rents and covenants hereinafter reserved and contained and other good and valuable consideration, subject to the conditions hereinafter expressed, Landlord leases to Tenant, and Tenant leases from Landlord, that certain parcel of improved real property (the "Property") having a mailing address of 4501 Hollins Ferry Road, located in the City of Baltimore, and independent city in the State of Maryland and more particularly described on Exhibit "A" attached hereto and made a part hereof, including the approximately 367,000 square foot building (the "Building") and other improvements thereon to be constructed by Tenant in accordance with Paragraph 6 of this Lease, together with a yard area for the outdoor storage of materials, and together with all rights, privileges, tenements, hereditaments, easements and appurtenances thereunto belonging or in anywise appertaining being hereinafter referred to as the "Premises."

2. TERM
2.1. The term of this Lease shall commence on the date hereof (hereinafter called the "Commencement Date"). Tenant's obligation to pay Rent and other monetary sums due in accordance with this Lease shall commence on the Commencement Date. The Term shall consist of two periods: (i) the Tenant Allowance Period ("Tenant Allowance Period") which shall commence on the Commencement Date and shall end on the sooner to occur of the Completion of the Tenant Improvements (as hereinafter defined) or March 31, 2007 and (ii) the Remaining Period ("Remaining Period") which shall commence on the first day of the month following the end of the Tenant Allowance Period (unless such date is the first of the month and then the Remaining Period shall begin on that date) and end on March 31, 2022. The initial term of this Lease will consist of the Tenant Allowance Period and the Remaining Period and shall expire at twelve o'clock, midnight, on March 31, 2022, such period hereinafter called the "Initial Period." The term "Lease Year" as used herein will mean a period of twelve (12) consecutive full calendar months. If the Commencement Date is not the first day of a calendar month, then the first Lease Year will begin on the first day of the calendar month following the Commencement Date. Each succeeding Lease Year will begin upon the anniversary date of the first Lease Year.
2.2. Provided no uncured Default or Event of Default (both as hereinafter defined) has occurred and is continuing, Tenant shall have the option to extend this Lease for four (4) additional periods of five (5) years each, hereinafter called the "Extension Periods," upon the same terms and conditions as provided herein, saving and excepting the increase in rent provided for herein. The phrases "term of this Lease" or "Lease term" as used herein shall include all properly exercised Extension Periods. An Extension Period shall be exercised by Tenant giving written notice to Landlord not less than twelve (12) months prior to the expiration of the then current Lease term. Time is of the essence for this provision and any renewal option Tenant may then have for an Extension Period shall expire if Tenant does give such prior notice within twelve (12) months prior to the expiration of the then current Lease term.

3. RENT
3.1. Commencing with the Commencement Date and continuing throughout the Initial Period Tenant covenants and agrees to pay to Landlord a monthly base rent (the "Monthly Rent") in the following amounts for the following periods:
A. Rent due
on June 29, 2006 A prorated Rent installment in the amount of $9,038.46 for the period of June 29, 2006 through Tune 30, 2006.
B. July 1, 2006 through October 31, 2006 Monthly Rent installments shall be due on the first day of each month during this period in the amount of $135,576.88.
C. November 1, 2006 through the beginning of the Remaining Period Monthly Rent installments shall be due and payable on the first day of each month during this period in the amount equal to the sum of: (i) $135,576.88, and (ii) the outstanding balance of the aggregated amount advanced from the Tenant Improvement Amount on or before the first day of month times LIBOR. All terms are as hereinafter set forth.
D. Beginning of the Remaining Period through March 31, 2022 Monthly Rent installments shall be due on the first day of each month during this period in the amount of $195,076.88. If a "stub period" exists from the end of the Tenant Improvement because the Remaining Period commenced on a day other than the first of the month, then Tenant shall make a rental payment on the date of the beginning of the Remaining Period in the pro rata amount of the rent for the stub period based on the number of days until the next rental installment is payable. Tenant shall have the right to make a one-time buy-down of the Rent in an amount of up to $500,000 but always on an even thousand dollar basis ("Buy-Down Amount"). Upon the exercise of this election, Tenant shall pay to the Landlord the Buy-Down Amount and the Landlord shall then re-calculate the amount of the monthly Rent for this period taking into account the Buy-Down Amount. The recalculated rent shall be based on the formula of a reduction of the Rent in the amount of $7.00 per $1,000 of the Buy-Down Amount. The buy-down right shall expire if not exercised on or before April 1, 2007.

The Rent installment set forth in D. ($195,076.88) is based on an advance to the Escrow Account on November 1, 2006 of $8,500,000. Tenant shall have the right to designate the exact amount of the advance to the Escrow Account on or before October 16, 2006. The advance shall be to the even $1,000 and shall be no less than $7,500,000 and no greater than $8,500,000. In the event the amount advanced is less than $8,500,000 then the rental amount in category D shall be reduced on the basis of $7.00 per $1,000 of the amount of the reduction.

For the purpose of making the calculations set forth in Section 3.1 C, the following definitions shall be applicable:

"Tenant Improvement Amount" shall mean the daily, aggregate balance advanced by Landlord to Tenant on or prior to the end of the Tenant Advance Period for the construction of the Tenant Improvements. Funds in the Escrow Account that have not been advanced to the Tenant shall not be included in the Tenant Improvement Amount.

"LIBOR" shall mean the U.S. Dollar rate (rounded upward to the nearest one-sixteenth of one percent) listed on page 3750 (i.e., the LIBOR page) of the Dow Jones Markets Services (f/k/a Telerate News Services) titled "British Banker Association Interest Settlement Rates" for a designated maturity of one (1) month determined as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of each month with respect to which Rent is payable (unless such date is not a Eurodollar Business Day in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If the Dow Jones Markets Services (1) publishes more than one
(1) such LIBOR, the average of such rates shall apply, or (2) ceases to publish the LIBOR, then the LIBOR shall be determined from such substitute financial reporting service as Landlord in its discretion shall determine. All computations of LIBOR, to the extent applicable, shall be based on a 30-day month and 360-day year and paid for the actual number of days elapsed.

The term "Eurodollar Business Day" shall mean any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

All payments of Monthly Rent and such other amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, are hereinafter referred to as "Rent".

3.2. On the fifth anniversary of the commencement date of the Remaining Period and on each successive fifth anniversary of that date thereafter, the Monthly Rent during the immediately preceding five year fixed rent period, hereinafter called the "Prior Rent Period," shall be increased, but shall not decrease, by fifty percent (50%) of the cumulative percentage increase in the CPI during the Prior Rent Period. In no event, however, shall such Monthly Rent, as adjusted, be increased by more than seven and one-half percent (7.5%) at any such adjustment date, nor be less than the monthly rent during the Prior Rent Period. As used herein, the term "CPI" shall refer to the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index, United States City Average for Urban Wage Earners and Clerical Workers, Major Group Indexes, (19821984-100) All Items. If CPI shall be discontinued, Landlord and Tenant shall agree upon a substitute index or a substitute formula. In the absence of such agreement, the matter shall be referred to arbitration under the rules of the American Arbitration Association then in effect.

3.3. All payments of Rent hereunder shall be made at Landlord's election in cash or by check payable or via wire transfer in immediately available funds to Landlord, without demand, and shall be mailed to Landlord at the address specified in the Notice section of this Lease or to such other party and place as may be designated by written notice from Landlord to Tenant.

3.4. Tenant
shall pay a service charge equal to three percent (3.0%) of the Rent due if not received within ten days of its due date. In addition to such service charge, any Rent paid more than thirty (30) days after due shall accrue interest at the rate of ten percent (10.0%) per annum, if permissible, but in no event exceeding the maximum rate allowed by law, from the due date until paid. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

4. USE OF PREMISES
4.1. The Premises may be used for wholesale distribution and ancillary retail sales of plumbing, lighting, appliances, heating, ventilation, air conditioning, waterworks, PVF, fire suppression, lumber, doors, windows and related building materials, equipment, products, fixtures, parts and supplies, together with related offices, administrative uses and outdoor storage of materials (the "Tenant's Use"), and all other legally permitted uses incidental thereto and subject in each event to the terms, conditions, covenants and restrictions set forth herein.

5. UTILITIES
5.1. Tenant shall pay all utility charges and security deposits for electricity, potable water, storm sewer, sanitary sewer, telephone and natural gas service to the Premises, including any late fees, default charges or other penalties due thereon arising as a result of Tenant's non-payment thereof (collectively, the "Utilities"). All Utilities shall be placed in' Tenant's name promptly following delivery of the Premises to Tenant provided that any Utilities not capable of being separately metered shall be kept in Landlord's name during the term of this Lease and Tenant shall pay to Landlord its share of such Utilities within thirty (30) days of written request, accompanied by a copy of the subject utility bill.

6. ALTERATIONS
6.1. During the term of this Lease, Tenant shall have the right at any time, and from time to time, to make non-structural changes or alterations to the Premises provided such changes or alterations do not (i) diminish the fair market value or remaining useful life of the Premises, (ii) change the character or use of the Premises from that permitted herein, (iii) will not cause the Premises to be "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647 or "tax-exempt use property" within the meaning of Section 168(h) of the Code in effect as of the date hereof Other than as specified in the preceding sentence, no other changes or alterations may be made without the prior written consent of Landlord. As a condition to the request of Landlord's consent, if any proposed changes or alterations are structural in nature or the value of such changes or alterations exceeds $500,000 in the aggregate, then the Tenant shall provide the Landlord with plans and specifications, estimated budgets and a proposed schedule of construction which shall be in form and substance satisfactory to Landlord. Further, after completion of such alterations, and upon written request, the Tenant will promptly deliver to the Lender an updated as-built ALTA survey and title endorsements to the Landlord's title insurance policies, all in form and substance satisfactory to the Landlord. If requested by Landlord, Tenant shall deliver to Landlord such evidence as may be reasonable necessary, including but not limited to certification by a licensed appraiser, certifying the impact of such changes or alterations on the value of the Premises. Any such changes or alterations shall be made by Tenant at Tenant's sole cost and expense, in a good and workmanlike manner pursuant to valid building permits, if required, and in accordance with all Applicable Laws (as hereinafter defined). Landlord, to the extent required, hereby consents to those proposed tenant improvements shown on Exhibit "B" attached hereto and made a part hereof (the "Tenant's Improvements"). Tenant shall have the right to arrange financing for any future improvements upon such terms as it desires provided that no such financing shall involve the creation of a lien against the Premises.

6.2. Landlord and Tenant acknowledge that: (i) the improvements currently existing on the Property ("Improvements") are currently the subject of demolition pursuant to the authority of the Tenant and the Landlord; (ii) an entity owned by STEF (as hereinafter defined) has acquired the membership interests of the Landlord from First Industrial Development Services, Inc., a Maryland corporation on even date; (iii) Tenant intends to complete the demolition of portions of the Improvements and thereafter complete the Tenant Improvements pursuant to plans and specifications to be approved by Landlord ("Approved Plans and Specifications") and in accordance with the Project Budget, a copy of which is attached hereto as Exhibit "C" hereto; and {iv) Landlord is willing to fund $8,500,000 (or such lesser amount as the Tenant may designate for the Tenant Improvements ("Escrow Amount").

Landlord shall deposit the Escrow Amount in an escrow account with SunTrust
(as hereinafter defined) pursuant to an escrow agreement among Landlord, Tenant, and SunTrust ("Escrow Agreement"). The interest earned on the Escrow Fund shall be for the account of the Landlord. Neither SunTrust nor Landlord shall have, however, any obligation to maximize the interest earned on the Escrow Funds. Tenant shall be responsible for all construction costs for the Tenant Improvements and for the demolition costs for the first four months of the Term. Thereafter, Landlord shall fund from the Escrow Amount in the amount up to $8,500,000 that the Tenant designates as necessary for the completion of the Tenant Improvements substantially in accordance with the Approved Plans and Specifications ("Completion"). Tenant shall have the right to draw funds from the Escrow Agreement for Tenant Improvements on the first day of each month during the Tenant Allowance Period beginning November 1, 2006. Tenant agrees that the right of Tenant to draw funds from the Escrow Account shall terminate at such time as the Tenant Allowance Period terminates, provided, however, that the balance in the Escrow Account shall be governed by the provisions below. Tenant shall comply with all requirements of any applicable governmental authority in connection with the construction of the Tenant Improvements. Tenant shall be responsible for all letters of credit or other bonding obligations with respect to the Improvements and the Tenant Improvements.

The Escrow Fund shall be disbursed from time to time to the Tenant, but only on the first day of the month, based on the delivery by the Tenant of a certificate executed by the Tenant in the form attached to the Escrow Agreement to pay for or to reimburse Tenant for the costs of the Tenant Improvements. Tenant may qualify for advances from the Escrow Account once per month. Upon completion of the Tenant Improvements, the Tenant shall deliver to the Landlord a certificate to the effect that (i) the Tenant Improvements have been completed substantially in accordance with the Approved Plans and Specifications therefor, in a good and workmanlike manner and in accordance with all Applicable Laws, (ii) all payments to all contractors and subcontractors in connection with the Tenant Improvements have been paid in full, and all liens in connection therewith have been discharged in full or bonded, (iii) an endorsement to the owner's title insurance policy issued in favor of the Landlord on even date to advance the effective date to the most current date and to indicate no further exceptions other than those approved by or caused by Landlord, and (iv) all insurance required by this Lease remains in full force and effect; if the Tenant Improvements have had the effect of changing the footprint of the original building, together with the foregoing certificate, Tenant shall deliver to Landlord an updated "as-built" survey of the Premises and, if an updated or new certificate of occupancy is required pursuant to applicable law, a copy of such certificate of occupancy. Upon the termination of the Tenant Allowance Period, provided no Event of Default exits, any funds remaining in the Escrow Account shall be disbursed to the Tenant to be used for any purpose. If an Event of Default occurs at any time prior to the completion of the Tenant Improvements and such Event of Default is not cured within the period provided, the Landlord, at its option, may draw all of any portion of the Escrow Funds and apply them to the payment of the Tenant's obligations hereunder or to the payment of the cost of completing the Tenant Improvements. The Tenant Improvements shall be deemed to be part of the Premises for all purposes of this Lease.

6.3 Tenant acknowledges that: (1) Landlord is a limited liability company under the laws of the State of Delaware; (ii) the managing member and owner of Landlord is an entity owned by SunTrust Equity Funding, LLC, a Delaware limited liability company ("STEF"); and that (iii) STEF is an Affiliate of SunTrust Bank ("SunTrust"). Tenant hereby agrees that none of the Landlord Parties shall have any liability under this Lease, for the construction of the Tenant Improvements; the condition of the Improvements as of even date; the demolition of the Improvements; or any liability with respect to any obligations of the Landlord that relate to any action or contract or other circumstance or cause that existed prior to even date (collectively "Trailing Liabilities"). "Landlord Parties" shall mean STEF, SunTrust, or all of the other entities affiliated with either of them and their officers, employees, and directors. Tenant hereby indemnifies and holds harmless the Landlord Parties on an after tax basis from all losses, costs, claims whatsoever with respect to the Trailing Liabilities. Furthermore, Tenant hereby agrees that the Landlord shall have no obligations to the Tenant with respect to any Trailing Liabilities. Tenant hereby indemnifies and holds harmless the Landlord and the Landlord Parties with respect to any of the Trailing Liabilities.

6.4 Tenant hereby indemnifies the Landlord Parties and Landlord against all losses, costs, damages whatsoever arising with respect to any claims made by any Sub-tenant of the Tenant on the Property.

7. LIENS
7.1. Tenant shall keep the Premises free and clear of mechanics', materialmen's and other liens, and all charges, claims, and encumbrances caused or created by them or anyone claiming through or under them. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of placing upon the Premises notices of non-responsibility for the claims of mechanics, materialmen, and/or contractors, provided such entrance does not interfere with Tenant's operations.

7.2. Tenant shall either cause any
mechanic's or other lien to be filed against the Premises to be discharged of record within thirty (30) days after the date of filing or, if Tenant shall desire to contest any such lien, Tenant shall furnish to Landlord a security deposit in the amount of the claim, plus costs and interest, or shall procure a bond of a reputable bonding company in such amount.

8. MAINTENANCE. Throughout the term of this Lease, Tenant shall keep all portions of the Property, including without limitation all Building Systems, in good repair and in good, safe and substantial order and condition, and in accordance with standards applicable to its other owned or leased commercial properties and in accordance with standards customarily applied (including any legal or insurance requirements) by the other owners or tenants of comparable properties in the related geographic area, ordinary wear and tear excepted and excluding damage resulting from the negligence of Landlord, its agents, employees or invitees.

9. TAXES.
9.1. Tenant covenants and agrees to pay all property (tangible or intangible), municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a "Tax"), imposed by any governmental authority and levied on the Property. All Taxes shall be paid by Tenant directly to the appropriate governmental authority or other person to whom such payment is due, except to the extent that any such governmental authority or other person requires that such payment be remitted by Landlord. In the event such governmental authority or other person requires that such payment be remitted by Landlord, then Landlord shall promptly provide a copy of the subject tax bill and Tenant shall within thirty (30) days of written request thereof reimburse landlord for all Taxes levied on the Property during the term of this Lease, subject to all early payment credits or other tax relief offered by the applicable taxing authority. Tenant shall provide to Landlord evidence of the payment of the taxes and other amounts due and payable under this section within ten (10) days of the date of request by the Landlord.

9.2. Tenant further agrees to pay all franchise taxes, business taxes, personal property taxes or other similar rates and taxes which may be levied or imposed upon Tenant's business and personal property located on or about the Premises. Landlord, however, shall remain solely responsible for all sales taxes due on the rent payable herein and for its own income taxes, franchise taxes, business taxes and other similar rates and taxes peculiar to Landlord.

10. INTENTIONALLY DELETED.

11. INSURANCE

(a) Tenant shall maintain at its sole cost and expense the following insurance on the Premises:

                 (i) Insurance against loss or damage to the Improvements and Equipment under an "all risk" extended coverage insurance policy, which shall include coverage against all risks of direct physical loss, including loss by fire, terrorism, lightning and other risks which at the time are included under "extended coverage" endorsements
         (which shall include flood insurance if the Premises is located within a flood hazard area and which shall include earthquake and/or windstorm insurance if the Premises is located in an area where earthquake and/or windstorm insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event, after application of the related deductible, in amounts not less than the actual replacement cost of the Tenant Improvements and any personal property located thereon (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Landlord's request, but not more frequently than once in any 12-month period, by agreement of Landlord and Tenant, or if not so agreed, by the insurer or insurers. Such insurance policies may contain reasonable exclusions and deductible amounts of not more than $150,000.00, all in accordance with industry standards.

                  (ii) Contractual and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises, which insurance shall be written on an "Occurrence Basis", and shall provide minimum protection with a combined single limit in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence, Four Million Dollars ($4,000,000.00) in the aggregate (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) for bodily injury, death and property damage in any one occurrence.

                  (iii) Worker's compensation insurance covering all persons employed by Tenant on the Premises in connection with any work done on or about any of the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

                  (iv) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, located in or about the Improvements in an amount not less than the actual replacement cost of the Tenant Improvements and personal property located thereon (excluding footings and foundations and other parts of the Improvements which are not insurable).

                  (v) At any time during which any part of the Tenant Improvements or any alteration is under construction, "all risks" non-reporting completed value form of builder's risk insurance.

                  (vi) Business Interruption insurance for rental payments of six months.

                  (vii) Such additional and/or other insurance with respect to the Improvements located on the Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Tenant Improvements located on the Premises.

(b) The insurance required by Paragraph 11(a) shall be written by companies having an A.M. Best's rating of not less than "A-": VIII and a financial size category of "VIII", and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and any holder of a mortgage on Landlord's interest in the Property ("Lender"). The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 11
(a)(iii) hereof) name Landlord (and any successor to Landlord), Tenant and each Lender (whose name and address have been provided to Tenant) as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and the Lender.

(c) Each insurance policy referred to in clauses (i), (iv), (v) (and
(vi) if requested by Lender) of Paragraph 11(a), shall contain standard non-contributory mortgagee clauses in favor of each Lender. Each policy shall provide that it may not be canceled except after thirty (30) days' prior notice to Landlord and each Lender. Each policy of insurance shall contain a waiver of subrogation or consent to a waiver of right of recovery against the Landlord. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant or any other Person which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Premises for purposes more hazardous than permitted by the provisions of such policy.

(d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 11, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate, a copy of the policy (at the request of Landlord) or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty days prior to the insurance expiration date of each policy. Each such policy shall provide that it shall not expire until the Landlord and each Lender shall receive a notice from the insurer to the effect that such policy will expire on the insurance expiration date, as set forth in such notice, which shall be thirty (30) days following the date of the receipt by Landlord and each Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 10 within five (5) Business Days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be additional rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

(e) Anything in this Paragraph 11 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 11(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 11. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and each Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 11.

12. WAIVER OF SUBROGATION
12.1. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby release each other and each other's agents, officers and employees of liability and responsibility, and each hereby waives any and every claim which arises or may arise in its favor against the other party hereto during the term of this Lease, for any loss or damage that may occur to the Premises or any improvements thereto or any personal property located thereon, arising from any cause that (i) would be insured against under the terms of any property insurance required to be carried hereunder, or (ii) is insured against under the terms of any property insurance actually carried by Landlord or Tenant, regardless of whether it is required hereunder. Such mutual waivers by Landlord and Tenant shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage that may occur to the Premises or any improvements thereto or any personal property located thereon. The foregoing waiver shall apply regardless of the cause or origin of the claim, including but not limited to the negligence of Landlord or Tenant or their agents, officers and employees, and shall apply regardless of the extent of the actual coverage (for example, each party shall be responsible for any deductible, co-insurance or self-insurance with respect to the insurance maintained by that party). Inasmuch as such mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to any insurance company (or any other person), Landlord and Tenant hereby agree to give to each insurance company which has issued property insurance covering the Premises written notice of the terms of such mutual waivers, if required by the terms of such policies, and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such mutual waivers.

13. FIRE AND CASUALTY DAMAGE
13.1. If the Building should be damaged or destroyed by fire or other casualty, hereinafter called "Casualty Damage," Tenant shall give prompt written notice thereof to Landlord. It within the last twenty-four (24) months of the Term, more than fifty percent (50%) of the Building should be totally destroyed then Tenant, at its option so long as no uncured Event of Default exists hereunder, may terminate this Lease by giving Landlord written notice within thirty (30) days of the date of the Casualty Damage, whereupon all rights and obligations hereunder shall cease effective as of the date of the Casualty Damage and all rents and other expenses paid or payable hereunder shall be apportioned and paid as of such date.

13.2. Unless this Lease is terminated as provided above, Tenant shall proceed promptly, using all available insurance proceeds, to restore the Building to its pre-Casualty Damage condition, provided that if the Casualty Damage occurs during the final twelve (12) months of the term of this Lease, Tenant shall not be required to restore such damage unless Tenant shall have exercised its option for the next Extension Period. In such event, if Tenant has not exercised its next Extension Period, this Lease shall terminate whereupon all rights and obligations hereunder shall cease, effective as of the date of the Casualty Damage and all Rent and other expenses paid or payable hereunder shall be apportioned and paid as of such date. Tenant shall, if necessary, assign all insurance proceeds to Landlord and shall pay any applicable deductible.

13.3. If the Building is to be restored, Rent and other charges payable hereunder shall not be reduced or abated.

14. CONDEMNATION
14.1. In the event that all or a portion of the Premises is taken by condemnation or like proceeding and the remainder of the Premises shall be less than 50% of the Premises as of the Commencement Date, Tenant, at Tenant's option, may terminate this Lease and all rents and other charges payable hereunder shall be prorated as of the date of termination. Landlord shall be entitled to receive the entire award in any condemnation or like proceeding, including any award for the value of any unexpired term of this Lease, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation, except that Tenant shall have the right to claim and recover from the condemning authority compensation for Tenant's moving expenses, business interruption, increased rental costs or taking of Tenant's personal property (not including Tenant's leasehold interest); provided that such damages may be claimed only if they are separately awarded and do not reduce the damages recoverable by Landlord.

14.2. Unless this Lease is terminated as provided above, Tenant shall restore the remainder of the Premises as promptly as practicable to a satisfactory condition so that Tenant may continue its operations as nearly as possible in the same manner as before such taking. Rent and other charges payable hereunder shall be temporarily abated in proportion to the percentage of the Premises rendered untenantable during restoration and permanently abated thereafter in proportion to the percentage of the Premises condemned or otherwise taken.

15. DEFAULT
15.1. Each of the following events, hereinafter called an "Event of Default," shall be a default hereunder by Tenant and a breach of this Lease. The term Default shall mean any event that but for the giving of notice or passage of time shall constitute an Event of Default. The term Event of Default shall mean the occurrence of any of the following after the expiration of any applicable cure period. The following shall constitute Defaults or Events of Default as applicable:

a) (i) If Tenant shall violate any covenant or agreement providing for the payment of Monthly Rent and such violation shall continue for five (5) Business Days after notice that the same has not been received by Landlord provided that the Landlord shall not be required to give such notice more frequently than once per calendar year, or (ii) failure to pay other Rent payable hereunder and such violation shall continue for fifteen (15) business days after written notice to Tenant from Landlord, unless such delayed payment of other Rent would result in the assessment of any late fee, penalty or other default charge or lien against Landlord or the Property in which case such payment shall be made on the earlier of fifteen (15) business days after written notice or prior to such assessment being made.
           b) If Tenant shall be adjudicated bankrupt, whether voluntarily or involuntarily, or make any general assignment for the benefit of creditors or take or attempt to take the benefit of any insolvency or bankruptcy act.

           c) If a receiver or trustee shall be appointed for or take possession of all or a substantial part of Tenant's assets.

           d) The attachment, execution or other judicial seizure of all or a substantial part of Tenant's assets, where such an attachment, execution or seizure is not discharged within thirty (30) days.

           e) If Tenant shall be in default in fulfilling any non-monetary covenants and conditions of this Lease and such default shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, provided, however, such time period shall be extended if the subject default is not reasonably capable of being cured in such thirty (30) day period if Tenant commences to cure in such thirty (30) day period and thereafter diligently and in good faith prosecutes such cure to completion.

          f) Any representation or warranty made in this Lease, or in connection with this Lease, by Tenant is determined by Landlord to have been false or misleading in any material respect at the time made.

          g) If Tenant shall fail to maintain the insurance required by Section 11 herein.

15.2. Upon the occurrence of an Event of Default, Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice). Upon the date therein specified the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional rent as hereinafter provided.

                   (i) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice to surrender the Premises to Landlord on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Premises to Landlord. Upon or at any time after taking possession of the Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

                  (ii) After repossession of any of the Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i above, Landlord may relet the Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its sole discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and Alterations of the Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Premises, including fees and commissions of attorneys, architects, agents and brokers.

                  (iii) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

16. COVENANT OF QUIET ENJOYMENT
16.1. Landlord represents and warrants (i) that it is the fee simple owner of the Premises and that it has full right, authority and power to execute and perform this Lease and to grant the estate demised herein, (ii) that the person signing this Lease on behalf of Landlord has authority to bind Landlord to the terms hereof, and (iii) that the execution of this Lease by Landlord will not contravene the terms of any financing or other agreement to which Landlord is a party. Provided no uncured Event of Default has occurred, Landlord covenants and warrants that Tenant will have quiet and peaceable possession and enjoyment of the Premises free and clear of all prior tenancies or other parties in possession for the full term of this Lease without hindrance or molestation by Landlord or any third party, including without limitation parties claiming by, through or under Landlord.

17. LANDLORD'S RIGHT OF ENTRY
17.1. Landlord and its authorized agents shall have the right to enter the Premises during normal working hours and upon such prior notice as shall be reasonable under the circumstances for the purposes of inspecting the general conditions and state of repair of the Premises or the making of repairs by Landlord, showing the Premises to prospective purchasers or mortgagees, and, after expiration of any renewal notice period, for the purpose of showing the Premises to prospective tenants, provided such entrance shall not unreasonably interfere with Tenant's operations.

18. SURRENDER OF POSSESSION
18.1. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord. Except for ordinary wear and tear, casualty, condemnation and permitted improvements, Tenant shall return the Premises in good repair and in good, safe and substantial order and condition, and in accordance with standards applicable to its other owned or leased commercial properties and in accordance with standards customarily applied by the other owners or tenants of comparable properties in the related geographic area.

18.2. All changes or alterations to the Premises made by Tenant pursuant to the terms of this Lease and all permanently affixed Building Systems (excluding Tenant's racking, trade fixtures and sales display fixtures) installed by Tenant in the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Tenant shall repair any damage to the Premises or the Building caused by removal of its racking, trade fixtures, signs and sales display fixtures.

19. HOLDING OVER
19.1. Unless otherwise agreed in writing, should Tenant, or any of its successors in interest, hold over the Premises or any part thereof at the expiration of the Lease term, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to one hundred fifty percent (150%) of the rent payable during the last month of the immediately preceding Lease term. Inclusion of this section shall not be construed as Landlord's consent for Tenant to hold over nor shall there be an extension of this Lease by operation of law.

20. SALE, TRANSFER OR CONVEYANCE; SUBORDINATION; ESTOPPELS
20.1. Landlord covenants and agrees to make the purchaser in any sale of the Premises expressly aware of this Lease and agrees that any sale, transfer, or conveyance of the Premises shall be subject to the leasehold estate created herein. It shall be deemed and construed without further agreement between the parties to this Lease and the purchaser at any such sale, or the transferee or conveyee, as the case may be, that such purchaser, transferee, or conveyee has assumed and agreed to carry out all of Landlord's covenants and obligations under this Lease, and Landlord shall be released from all further liability and obligations under this Lease arising or accruing after the effective date of the transfer.

20.2. Landlord and Tenant agree that this Lease and Tenant's rights in and to the Premises shall be subject and subordinate to the lien of any mortgage or deed of trust ("Mortgage") now or hereafter placed on all or any portion of the Premises by Landlord, its heirs, successors or assigns; provided, however, that the tenancy of Tenant shall not be disturbed by the holder or beneficiary of any such Mortgage provided Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period provided for herein. Tenant agrees that, upon written request of Landlord, Tenant shall execute from time to time a subordination, non-disturbance and attornment agreement, in form attached hereto as Exhibit "D" hereto, with the holder of any Mortgage now or hereafter placed upon the Premises. Tenant shall execute and deliver such instrument within ten
(10) days of the request by Landlord. 20.3. Tenant also agrees that, upon written request of Landlord from time to time, Tenant shall execute an estoppel certificate in the form attached hereto as Exhibit "E". Tenant shall execute and deliver such instrument within ten (10) days of the request by Landlord.

21. COMPLIANCE WITH LAW
21.1. Tenant shall comply with all applicable federal, state and local laws, regulations, ordinances, rules, orders, building codes and zoning (collectively, "Applicable Laws") relating to Tenant's use and occupancy of the Premises, provided that Tenant shall not be required to modify or otherwise improve the Premises unless required as a result of and specifically related to any leasehold improvements performed by Tenant. Landlord shall comply with all Applicable Laws requiring modifications or improvements to the Premises to permit the full and beneficial use thereof, including Applicable Laws relating to fire suppression, high piled warehouse storage above 12 feet, seismic disturbance and handicapped accessibility.

22. INDEMNIFICATION
22.1. Tenant will indemnify Landlord and the SunTrust Parties on an after tax basis and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, bodily injury and/or damage to personal property arising directly from or out of any occurrence in, upon or at the Premises or the occupancy or use by Tenant of the Premises or any part thereof occasioned by any negligent act or willful misconduct of Tenant, its agents, employees, or invitees. In case Landlord shall, without fault on its part, be made a party to any such litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs (on an After Tax Basis), expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. Notwithstanding anything herein to the contrary, Landlord shall remain solely liable for, and shall indemnify, defend and hold Tenant harmless from, Landlord's and its employees', agents' and contractors' own gross negligence and willful misconduct. After Tax Basis shall mean, with respect to any payment received or accrued by any person, the amount of such payment (the "base payment") supplemented by a further payment (the "additional payment") to that person so that the sum of the base payment plus the additional payment shall, after taking into account the amount of all taxes required to be paid by such person in respect of the receipt or accrual of the base payment and the additional payment (after any current credits or deductions arising therefrom and the timing thereof), be equal to the amount required to be received.

23. HAZARDOUS MATERIAL
23.1. In the event the Premises are contaminated by Hazardous Materials (as hereinafter defined), Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, attorneys' fees, consultant fees and expert fees). Without limiting the generality of the foregoing, the indemnification, defense and hold harmless provided by this section shall specifically cover: (i) costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of the presence of Hazardous Materials on, under, in or about the Premises; and (ii) natural resource damages liability. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. 23.2. "Hazardous Materials" as used herein shall mean any pollutant, toxic or regulated substance or material, hazardous waste, hazardous material, hazardous substance, asbestos, methane, petroleum product or oil as defined in or regulated by the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), as amended, the Federal Clean Water Act, as amended, or any other Applicable Laws for the preservation of public health, safety or the environment, whether existing as of the Commencement Date or subsequently enacted.

24. SIGNS
24.1. Subject to Applicable Laws and Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at its sole cost and expense, to erect signage upon the Building and/or otherwise about the Premises, including temporary "coming soon" signage. Tenant shall not erect any signs other than customary trade signs identifying its business and products, and may not erect a sign or signs on the roof of the Building unless approved in writing by Landlord. At the expiration or earlier termination of this Lease, Tenant shall remove its signage and repair any damage to the Premises or the Building caused thereby.

25. FINANCIAL STATEMENTS. Tenant shall deliver to Landlord (i) within 90 days after the close of each fiscal year the financial statements of Tenant audited by a firm of independent certified public accountants, together with a report that such firm has audited such financial statements in accordance with generally accepted accounting principles and expressing such firm's unqualified opinion thereon and (ii) within 45 days after the end of each fiscal quarter of each fiscal year (other than the last such fiscal quarter), the balance sheets and related statements of operations, stockholders' equity and cash flows of Tenant as of the end of such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer or chief accounting officer of the Tenant as presenting fairly in all material respects the financial condition and results of operations of Tenant in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

26. NOTICES
26.1. All notices required or permitted herein shall be in writing and shall be hand delivered, sent by certified or registered mail, return receipt requested or sent by any other delivery service providing a delivery receipt. The first
(1st) day following receipt of such notice shall be the start date for all time periods stated herein. Any time period provided for herein which shall end on a Saturday, Sunday, or Federal holiday shall automatically be extended through the next full business day. All notices shall be addressed to Landlord or Tenant, respectively, at the following addresses, or to such other address as either party may designate in writing from time to time:

LANDLORD:
FR Hollins Ferry, LLC
do SunTrust Equity Funding, LLC 303 Peachtree Street
24th Floor, MC 3951
Atlanta, GA
Attention: Allison McLeod

TENANT:
Ferguson Enterprises, Inc. 12500 Jefferson Avenue Newport News, VA 23602
Attn: Legal - Real Estate (757) 874-7795
(757) 989-2613 (fax)

27. WAIVER OF TRIAL BY JURY
27.1. Landlord and Tenant hereby agree to and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Premises and/or any claim of injury or damage, and any statutory remedy.

28. GOVERNING LAW
28.1. This Lease shall be construed and governed by the Laws of the State in which the Premises is located. Each term and provision of this Lease shall be enforced to the fullest extent permitted by law. Should any provisions of this Lease be held to be wholly invalid, illegal or not enforceable under such state laws or any Federal laws, it or they shall be considered severable and the Lease, its remaining terms and conditions, shall remain in full force and be binding upon Landlord and Tenant as though such severed provisions had never been included.

29. ATTORNEY'S FEES
29.1. In the event a suit is filed by either Landlord or Tenant in order to enforce the terms, conditions and covenants of this Lease, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred in connection therewith at both the trial and appellate levels.

30. ASSIGNMENT AND SUBLETTING
         (a) Tenant shall have the right, upon prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to sublease the Premises or assign its rights under this Lease in whole or in part. Notwithstanding the foregoing, Tenant may, without consent, assign this Lease or sublet the Premises, in whole or in part, to any entity 100% owned by Tenant or under 100% common ownership or control by Tenant (an "Affiliate"). Notwithstanding any assignment of this Lease or sublease of the Premises, in whole or in part, including any such assignment or sublease to an Affiliate, Landlord and Tenant acknowledge and agree that Tenant (or any successor by merger with Tenant) shall remain fully liable for the payment of all rent and the performance of all other Tenant obligations hereunder. Landlord hereby consents to the existing subleases in effect as of the Commencement Date provided that such sublease (1) is expressly subordinate to this agreement and provided that such sub-tenant shall execute a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Landlord,
(ii) terminates on or prior to the end of the Term, (iii) provides for rent payable monthly in arrears and (iv) does not permit payment of rent more than one month in advance. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease. In the event this Lease is terminated following the occurrence of an Event of Default, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Property, and, upon such event, Tenant shall be deemed to have irrevocably and unconditionally assigned such rents and money to Landlord.

31. INTERPRETIVE PROVISIONS
31.1. The captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Lease, or the intent of any provision hereof. The neuter singular pronoun shall be deemed to include the masculine, the feminine, and the plural. The term "include" and "including" shall mean without limitation by way of enumeration. Unless otherwise expressly provided herein, the words "herein", "hereof', "hereunder" and similar words refer to this Lease as a whole and not to any particular provision of this Lease.

32. SUCCESSORS AND ASSIGNS
32.1. All of the covenants, agreements, terms, conditions and undertakings in this Lease shall extend and inure to and be binding upon successors in interest, transferees, heirs, legal representatives, successors and assigns of Landlord and Tenant.

33. ENTIRE AGREEMENT
33.1. This Lease constitutes the sole and entire agreement of Landlord and Tenant and supersedes any prior understandings or written or oral agreement between the parties respecting the within subject matter. No amendment, modification, or alteration of the covenants and terms of this Lease shall be binding unless the same are in writing, dated subsequent to the date hereof and duly executed by Landlord and Tenant. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same Lease.

34. WAIVERS
34.1. No waiver by Landlord of any default or breach of any term, covenant or condition of this Lease shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach of the same or any other term, covenant or condition hereof. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent or similar act by Tenant. In no event, however, shall any claim for unpaid rent or other sums due hereunder first be asserted more than twelve months after the accrual thereof. Further, Landlord hereby waives any right of distraint or other common law or statutory lien it may have, if any, on Tenant's personal property located on or about the Premises.

35. PROPERTY TAKEN AS- IS. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PROPERTY "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Property is of its selection and to its specifications, that the Property has been inspected by Tenant and is satisfactory to it and that Tenant has examined the title to the Property prior to the execution and delivery of this Lease and has found such title to be satisfactory to Tenant. The provisions of this Paragraph 35 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Property, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.

36. NET LEASE; NON-TERMINABILITY. This is a net lease and the payment of Rent is an absolute and unconditional obligation by Tenant. Except as otherwise expressly provided herein, Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to the payment of Rent; and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Property for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Property by any cause whatsoever, (ii) any condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Property, (iv) any eviction by paramount title or otherwise, (v) any default on the part of Landlord under this Lease or under any other agreement, (vi) any latent or other defect in, or any theft or loss of any of, the Property, (vii) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Rent shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, and unabated unless this Lease shall have been terminated pursuant to an express provision of this Lease.

37. GRANT OF RIGHT OF FIRST REFUSAL
37.1. Landlord hereby grants to Tenant a right of first refusal (the "Refusal Right"), to purchase Landlord's Interest on the following terms and conditions. As used herein "Landlord's Interest" shall mean (i) Landlord's fee interest in the Property; and (ii) if Landlord is a corporation, partnership, limited liability company, trust or other entity, the sole asset of which is the Property, any ownership or beneficial interest in such corporation, partnership, limited liability company, trust or other entity representing the right to receive fifty percent (50%) or more of the profits of such entity or which otherwise results in a transfer of control of such entity. So long as no uncured Event of Default exists hereunder, in the event Landlord has received from a bona fide prospective purchaser a written offer to purchase Landlord's Interest which Landlord has determined to accept or Landlord makes a written offer to sell Landlord's Interest to a bona fide purchaser (the "Offer"), then Landlord shall notify Tenant in writing prior to such acceptance ("Landlord's Refusal Notice"). Landlord's Refusal Notice shall include a copy of such Offer. Tenant shall have fifteen (15) days from the receipt of Landlord's Refusal Notice within which to exercise such Refusal Right by written notice of exercise to Landlord ("Tenant's Exercise Notice").

37.2. The failure to provide Tenant's Exercise Notice to Landlord within such fifteen (15) day period shall be conclusively deemed to be and constitute a rejection of the Offer by Tenant and a waiver of Tenant's Refusal Right as to such Offer. In such event Landlord shall be free thereafter to sell Landlord's Interest on the terms and conditions as set forth in the Offer to the entity making such Offer or to whom such offer was made by Landlord 37.3. If an Offer is validly accepted by Tenant, then Tenant shall purchase Landlord's Interest from Landlord on the terms and conditions set forth in the Offer.

38. This is a continuing right of first refusal which shall apply to all Offers received during the Term other than the first two Lease years of the Term.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto subscribed their names.


                             LANDLORD:

                             FR. HOLLINS FERRY, LLC, a
                             Delaware limited liability company

                             By: MRLL, LLC, a Delaware limited liability
                             Company Is Sole member

                             By:
                             Name: Paul Severn
                             Title: Authorized Person






                       [SIGNATURES CONTINUED ON NEXT PAGE]

                             TENANT:

                             FERGUSON ENTERPRISES, INC., a Virginia corporation

                             By:
                             Name: Neil I. Rogers
                             Title: Vice President - Facilities

                              Schedule of Exhibits

Exhibit          Description
A                Property
B                Proposed Tenant Improvement
C                Project Budget
D                Form of Subordination, Non-Disturbance and Attornment Agreement
E                Form of Tenant Estoppel Certificate

                                   EXHIBIT 'A'
                                LEGAL DESCRIPTION

BEGINNING for the first, at a point at the intersection of the northerly right of way line of Maryland State Route 1-895 or The Harbor Tunnel Thruway, variable width, and the easterly right of way line of Transway Road, variable width, said point being opposite base line right of way station 181+53.15, 150.00 feet to the left of said base line, measured radially as shown on Maryland State Highway Administration Plat number 13499; thence binding on said right of way line Transway Road as shown on said Plat and also on Maryland State Highway Administration Plat number 14571, with meridian reference to the Baltimore County Grid Meridian

1) North 38 degrees 28 minutes 53 seconds West 150.34 feet; thence

2) South 51 degrees 31 minutes 13 seconds West 20.00 feet; thence

3) North 38 degrees 28 minutes 47 seconds West 227.48 feet; thence

4) By a curve, to the right with a radius of 783.51 feet and an arc length of
491.66 feet, said curve having a chord bearing North 20 degrees 30 minutes 10 seconds West 483.64 feet; thence

5) North 02 degrees 31 minutes 33 seconds West 336.02 feet to intersect the southerly right of way line of Hollins Ferry Road, 50 feet wide; thence binding on said right of way line as shown on Maryland State Highway Administration Plat number 10723

6) North 68 degrees 51 minutes 11 seconds East 637.38 feet to a pipe found;
thence

7) North 74 degrees 32 minutes 44 seconds East 100.52 feet to a pipe found;
thence

8) ) North 68 degrees 51 minutes 11 seconds East 150.00 feet; thence leaving said right of way line of Hollins Ferry Road and binding on the westerly right of way line of Maryland State Route 1-695, The Baltimore Beltway, variable width

9) South 76 degrees 19 minutes 14 seconds East 79.58 feet to a pipe found, said pipe being opposite base line right of way Ramp "H" Station 4+50.00, 80.00 feet to the right, as measured at right angles; thence

10) South 21 degrees 08 minutes 49 seconds East 112.17 feet to a pipe found; thence

11) By a curve, to the left with a radius of 279.00 feet and an arc length of
250.68 feet, said curve having a chord bearing South 46 degrees 53 minutes 12 seconds East 242.33 feet; thence

12) By a cure, to the right with a radius of 425.84 feet and an arc length of
133.88 feet, said curve having a chord bearing South 63 degrees 37 minutes 12 seconds East 133.33 feet to a point opposite base line right of way ramp "H" station 9+00, 80.00 feet to the right, as measured at right angles, thence

13) South 22 degrees 48 minutes 03 seconds East 203.11 feet to a pipe found opposite base line right of way 1-695 station 69+03.37, 200.00 feet to right, as measured at right angles and shown on State Highway Administration Plat number 10721; thence

14) South 19 degrees 06 minutes 20 seconds East 18.48 feet to a pipe found; thence leaving said 1-695 right of way line and binding on the division line between Lots 12 and 13 as shown on a Plat entitled, "Plat of Grosedale" and recorded among the Plat records of Baltimore County, Maryland in Plat Book WPC 3 at folio 124

15) South 08 degrees 20 minutes 15 seconds East 52.19 feet to the southwesterly corner of said Lot 13; thence binding on the southerly line of Lot 13

16) North 87 degrees 56 minutes 46 seconds East 8.83 feet to a point opposite base line right of way 1-895 station 192+70.01, 363.47 feet to the left, as measured radially and shown on Maryland State Highway Administration Plat number 12767; thence binding on said westerly right of way line of 1-695 as shown on said Plat number 12767 and also Maryland State Highway Administration Plat number 13497

17) South 17 degrees 20 minutes 39 seconds East 214.52 feet to a concrete monument found at the intersection point of said right of way line 1-695, The Baltimore Beltway, and aforementioned northerly right of way line of 1-895, The Harbor Tunnel Thruway thence leaving said right of way line of 1-695 and binding on said right of way line 1-895

18) By a curve, to the left with a radius of 4447.18 feet and an arc length of 1134.81 feet, said curve having a chord bearing South 59 degrees 32 minutes 21 seconds West 1131.73 feet to the point of beginning.

CONTAINING 27.99 acres of land, more or less.

                                   Exhibit "B"
                           Proposed Tenant Improvement

                                   Exhibit "C"
                                 Project Budget

PROJECT ESTIMATE / BASE BID
PROJECT: FERGUSON - HOLLINS FERRY ROAD
BID DATE: May 11, 2006
BID TOTAL $       7,173,897
PROJECT DURATION IN MONTHS:
ESTIMATOR: Andy Crosby

                                   Exhibit "D"
         Form of Subordination, Non-Disturbance and Attomment Agreement


After recording, mail to:
Charles T. Sharbaugh, Esq.
Paul, Hastings, Janofsky & Walker
600 Peachtree Street N.E. -- Suite 2400
Atlanta, GA 30308-2222


             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement")
is entered into as of     , 200 (the "Effective Date"), between   , a
         , ("Mortgagee"), and FERGUSON ENTERPRISES, INC., a Virginia corporation, ("Tenant"), with reference to the following facts:
A.       , a      , ("Landlord"), owns the real property located at
(such real property, including all buildings, improvements, structures and fixtures located thereon, "Property"), as more particularly described in Schedule A.
B. Mortgagee has made a loan to Landlord in the original principal amount
of $   (the "Loan").
C. To secure the Loan, Landlord has encumbered the Property by entering into that certain dated , 20_, in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") [to be] recorded [on , at Book __, Page ,] in the Official Records of the County of , State of (the "Land Records").
D. Pursuant to a Lease Agreement dated as of , 2006 (the "Lease"), Landlord demised to Tenant the Property and the exclusive rights thereto together with all of Landlord's rights of access, in common with others, in and to the Property and all appurtenances to and benefiting the Property ("Tenant's Premises").
E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Property and their rights and obligations if certain events occur. NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:
1. Definitions.
The following terms shall have the following meanings for purposes of this Agreement.

1.1 Claim. A "Claim" means any claim, counterclaim, defense or other alleged obligation against any other party.

1.2 Foreclosure Event. A "Foreclosure Event" means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of the Property; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Property in lieu of any of the foregoing.

1.3 Former Landlord A "Former Landlord" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4 Rent. The "Rent" means any fixed rent, base rent, or additional rent or other amounts payable under the Lease.

1.5      State. The state where the Property is located.

1.6 Successor Landlord. A "Successor Landlord" means any party that becomes owner of the Property pursuant to or as a result of a Foreclosure Event. Capitalized terms not otherwise defined herein shall have the meaning given to that term in the Lease.

2. Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the lien imposed by the Mortgage, and all advances made under the Mortgage. Mortgagee agrees that the Mortgage does not and shall not cover any personal property owned or leased by the Tenant or any of its subtenants, including, without limitation, inventory, furniture, and equipment owned or leased by Tenant or its subtenants from any person or entity other than Landlord, to the extent that Tenant or its subtenants are permitted or required to remove the same from the Property pursuant to the Lease or otherwise.
3. Nondisturbance, Recognition and Attornment.

3.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of an Event of Default, Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in such action.

3.2 Nondisturbance and Attornment. So long as no Event of Default exists, then, if and when Successor Landlord takes title to the Property: (a) the Lease shall continue in full force and effect, and neither the Lease, Tenant's right of possession of the Property nor its rights under the Lease shall be disturbed, terminated, altered or otherwise adversely affected, nor shall the Lease, Tenant's right of possession of the Property nor Tenant's rights under the Lease be disturbed, terminated, altered or otherwise adversely affected, by the existence of, or any default under, any Mortgage, and in the event of a Foreclosure Event, the Successor Landlord shall be bound to Tenant for the Term of the Lease and any Renewal Term, the rights of Tenant under the Lease shall expressly survive, and the Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing; (b) Tenant shall recognize and attom to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (c) any sale of the Property or any portion thereof pursuant to any Foreclosure Event, shall be made subject to the Lease and the rights of Tenant thereunder.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

4. Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters: 4.1 Claims Against Former Landlord. Any Claim that Tenant may have against any Former Landlord relating to any event or occurrence before the date of acquisition of the Property by the Successor Landlord ("Acquisition Date"), including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the Acquisition Date; provided, however, the Tenant reserves its right to assert any and all Claims against the Former Landlord.

4.2 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the Acquisition Date other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee.

4.4 Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee's written consent which shall not be unreasonably withheld, delayed or conditioned.

4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of Paragraph 13 or 14 of the Lease.

5. Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Property from time to time, including but not limited to insurance and condemnation proceeds, Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of the Property by Successor Landlord (collectively, "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.
6. Mortgagee's Right to Cure.

6.1 Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord under the Lease at the same time that it provides notice of the alleged breach or default to the Landlord (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2 Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing or as is expressly provided for in this Agreement.

6.3 Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Property, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty
(30) days after receipt of the Default Notice to exercise (and thereafter does in fact continuously exercise) reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "Extended Cure Period") as Mortgagee may reasonably require to either (a) obtain possession and control of Property and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default; provided further however, that in no event shall any such extended period of time extend beyond the date that the notice is delivered to the Mortgagee.

7. Confirmation of Facts.

Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

7.1 Effectiveness of Lease. The Lease is in full force and effect, has not been modified except as described on Schedule B, and constitutes the entire agreement between Landlord and Tenant relating to Tenant's Premises. No unfulfilled conditions exist to Tenant's obligations under the Lease except as described in Schedule B.

7.2 No Landlord Default. To the best of Tenant's knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default except as described in Schedule B.

7.3 No Tenant Default. To the best of Tenant's knowledge, Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease except as described in Schedule B.

7.4      Commencement Date. The "Commencement Date" of the Lease was 2006.

7.5 No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed, or otherwise disposed of the Lease or any interest therein, other than sublease(s) or assignments, mortgages, encumbrances, transfers, conveyances or dispositions made in compliance with the Lease and set forth on Schedule B.

7.6 Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8. Miscellaneous.

8.1 Notices. All notices, requests and communications ("Notice") desired or required to be provided hereunder shall be given in writing, and shall be personally delivered or mailed by first class certified mail, postage prepaid, return receipt requested or by recognized overnight delivery to Mortgagee, Landlord or Tenant, as the case may be, at the addresses listed below. Any Notice provided for herein shall become effective only upon and at the time of receipt by the party to whom it is given, unless such Notice is mailed by certified mail or recognized overnight delivery, in which case it shall be deemed to be received (1) if mailed, on the earlier of the second business day following the mailing thereof, or the day of its receipt if such day is a business day (or if not a business day, the first business day thereafter); or
(ii) the date of delivery if sent by recognized overnight delivery.

If to Landlord:

c/o SunTrust Robinson Humphrey 303 Peachtree St.,
24th Floor MC 3951
Atlanta, GA 30308
Attn: Allison McLeod

With a copy to:

Charles T. Sharbaugh, Esq.
Paul, Hastings, Janofsky & Walker, LLP 600 Peachtree Street, N.E.
Suite 2400
Atlanta, GA 30308

If to Tenant:

Ferguson Enterprises, Inc.
12500 Jefferson Avenue
Newport News, VA 23602
Attn: Legal - Real Estate
757) 874-7795 (757) 989-2613 (fax)

If to Mortgagee:

Attn:

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

8.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all rights and liability of the assignor under this Agreement shall terminate.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the lien of the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to the lien of, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord's entering into the Lease.

8.5 Mortgagee's Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of, excluding its principles of conflict of laws.

8.7 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by all of the parties hereto.

8.8 Execution. This Agreement may be executed in any number of counterparts, with signature to each such counterpart being deemed signature to all such counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9 Mortgagee's Representation. Mortgagee represents to tenant and to Landlord that Mortgagee has full power and authority to enter into this Agreement, and Mortgagee's entry into this Agreement has been duly authorized by all necessary actions, that the individual executing this Agreement on behalf of the Mortgagee has full authority to do so, and that this Agreement is binding and enforceable against Mortgagee in accordance with its terms.

8.10 Attorney's Fees. In the event any legal action or proceeding is commenced to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach thereof; the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorney's fees, costs and expenses incurred by the prevailing party as shall be plead and proven by such party and awarded by a court of competent jurisdiction.

9. Miscellaneous.

This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.
MORTGAGEE:

Witness

-----------------------------     -------------------------------
Printed Name                      By:
                                  Name:
                                  Title:
                                  -------------------------------

----------------------------------
Witness

----------------------------------
Printed Name
----------------------------------

STATE OF    SS.
COUNTY OF

The foregoing instrument was acknowledged before me this      day of
         , 200 by          of
         , a      corporation, a member on behalf of
         , a      limited liability company.         is
personally known to me, or has produced     as identification.

(NOTARIAL SEAL)

Notary Public Name:

My Commission Expires:

Commission No.:



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

TENANT:

                           FERGUSON ENTERPRISES, INC.,
Witness                    a Virginia corporation


                           By:
                           Name:
                           Title:

Witness

Printed Name


STATE OF        )
                )  SS.
COUNTY OF       )

The foregoing instrument was acknowledged before me this       day of
         , 200 by          of
         , a      corporation, a member on behalf of
         , a      limited liability company.         is
personally known to me, or has produced     as identification.

(NOTARIAL SEAL)

Notary Public

My Commission Expires:

Commission No.:




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                            Schedule A to Exhibit "D"
                             Description of Property

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of , County of , and State of , more particularly described as follows:

                            Schedule B to Exhibit "D"
      Estoppel Clarifications, Exceptions and Lease Modification and Status

                                   Exhibit "E"
                       FORM OF TENANT ESTOPPEL CERTIFICATE
                                       ( )

The undersigned, FERGUSON ENTERPRISES, INC., a Virginia Corporation ("Tenant"), hereby certifies to ("Proposed Landlord"), as follows:

1. The undersigned is the tenant under that certain Lease Agreement dated as of June , 2006 (the "Lease") executed by FR HOLLINS FERRY, LLC, a Delaware limited liability corporation, as landlord (the "Landlord"), and the undersigned, as tenant, demising certain premises located in Baltimore, Maryland (the "Premises"). Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned thereto in the Lease.

2. Tenant has paid all Rent through , 200 . The current Basic Rent for the Premises is $ per month. No Rent has been paid more than one (1) month in advance.

3. The current term of the Lease will expire pursuant to its terms on . Tenant has an option to renew the Term of the Lease
for               (        ) additional terms of              ) years.

4, To the best knowledge of the undersigned, there are no offsets, deductions or credits against rentals payable under the Lease and no unexpired free rent periods or rental concessions or abatements have been granted to Tenant.

5. To the best knowledge of the undersigned, neither the Landlord nor Tenant is in default in the payment or performance of their respective obligations under the Lease and there is no condition existing which with the passing of time or the giving of notice, or both, would constitute a default or event of default under the Lease.

6. This Certificate may be relied upon and inure to the benefit of Landlord, Proposed Landlord and their affiliates, designees and agents and their successors and assigns.

7. The Lease is in full force and effect, and the Lease has not been modified, amended or altered in writing or otherwise.

8. To the knowledge of the undersigned, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant.

As used in this Estoppel Certificate, "to the best of Tenant's knowledge" means to the best actual knowledge (without duty to investigate) of the person executing this Certificate, who in the normal course of business would be informed of material information regarding the Lease.

Nothing in this Estoppel Certificate modifies the Lease or any of its terms.

Dated:   , 200
                    TENANT:
                    FERGUSON ENTERPRISES, INC., A Virginia Corporation


                    By:
                    Name:
                    Title:

                                                               Exhibit 10.3

                              FIRST MODIFICATION TO
                                 LEASE AGREEMENT


         THIS FIRST MODIFICATION TO LEASE AGREEMENT (this "Agreement"), is made this __ day of December, 2006 between FR HOLLINS FERRY, LLC, a Delaware limited liability company ("Landlord") and FERGUSON ENTERPRISES, INC., a Virginia corporation ("Tenant");

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 29, 2006 ("Lease") with respect to the real property more particularly described therein ("Premises");

         WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein;

         NOW THEREFORE, IN CONSIDERATION OF TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Landlord and Tenant hereby agree that the Lease is hereby modified as follows. All terms not otherwise defined herein shall have the meaning as set forth in the Lease.

1.       Term Modifications

     a) By deleting the third sentence of Section 2.1 in its entirety and by inserting in lieu thereof the following:

                           "The Term shall consist of two periods: (i) the Tenant Allowance Period ("Tenant Allowance Period") which shall commence on the Commencement Date and shall end on the sooner to occur of (a) the last day of the month during which the Completion of the Tenant Improvements (as hereinafter defined) occurs (unless such date is the first of the month, in which case that date shall be used), or (b) July 31, 2007 and (ii) the Remaining Period ("Remaining Period") which shall commence on the first day immediately following the end of the Tenant Allowance Period and shall end on March 31, 2022.

2. Selected Interest on Escrow Amount.

                  Tenant hereby agrees that all interest earned on the Escrow Amount during the period commencing on April 1, 2007 and ending on the last day of the Tenant Allowance Period shall be paid on a bi-weekly basis by SunTrust to FR Hollins Ferry, LLC (notwithstanding the fact that FR Hollins Ferry, LLC is no longer the landlord under the Lease) without offset or claim or counterclaim.

3.       Construction Modifications

a)   By adding the  following at the end of the first  paragraph of Section 6.2:
     "Landlord and Tenant acknowledge that as of the date of the First Modification to Lease Agreement, dated as of December __, 2006, the plans and specifications ("Tenant's Plans") for the Tenant Improvements attached hereto as Exhibit A and incorporated herein have been finalized and approved by the Landlord. Tenant's Plans have been approved by all necessary governmental authorities with minor modifications. Such approved plans are hereinafter referred to as the "Final Plans". Tenant will provide Landlord with a copy of the Final Plans, stamped by the local authority showing their approval, upon receipt. Tenant has also provided Landlord with a copy of the building permit issued to permit the construction of the improvements reflected on the Final Plans. For purposes of this Section 6.2, the term "Tenant Improvements" shall mean the demolition of certain of the existing improvements on the Premises and the construction and equipping of the improvements to the Premises as more particularly described and set forth in the Final Plans. Landlord and Tenant hereby acknowledge that pursuant to this Section 6.2, Tenant designated $8,500,000 as the escrow amount to be placed in escrow. Landlord deposited with SunTrust, as escrow agent pursuant to the Escrow Agreement (or any successor thereto) ("SunTrust"), the full amount of $8,500,000 as the "Escrow Amount" hereunder.


     Tenant agrees to use so much of the Escrow Amount as may be required for Completion (as hereinafter defined) of construction and equipping of the Tenant Improvements in accordance with the Final Plans. Unless and until the Tenant Improvements have been Completed in accordance with the Final Plans, Tenant shall not use the Escrow Amount for purposes unrelated to the construction of the Tenant Improvements. Tenant shall cause the Completion of the Tenant Improvements to occur on or before September 30, 2007."

b)   By adding  the  following  phrase at the end of the fifth  sentence  of the second paragraph of Section 6.2: ", subject in all respects to the provisions of the third paragraph of this Section 6.2 governing disbursement of the Escrow Amount, the substance of which shall be reflected in the terms of the Escrow Agreement".

c) By deleting the seventh sentence of the second paragraph of Section 6.2 in its entirety, which sentence reads as follows: "Tenant agrees that the right of Tenant to draw funds from the Escrow Account shall terminate at such time as the Tenant Allowance Period terminates, provided, however, that the balance in the Escrow Account shall be governed by the provisions below."

d) By deleting the first sentence of the third paragraph of Section 6.2 in its entirety, and by substituting the following:

                           "So long as no Event of Default hereunder has occurred and is continuing, Tenant shall have the right to draw funds from the Escrow Amount as follows. Tenant shall provide any request for disbursement of proceeds from the Escrow Amount in the form attached as Exhibit A to the Escrow Agreement (a `Disbursement Request') to Landlord and SunTrust at least five (5) days prior to the end of any calendar month. With each Disbursement Request, Tenant shall deliver to Landlord and SunTrust a spreadsheet identifying each contactor and/or supplier that will be paid pursuant to the Disbursement Request and the amount of any such payment.

                           Tenant shall permit representatives of the Landlord and its lender, CWCapital LLC (and its assigns) (collectively, `Lender') to inspect the construction of the Tenant Improvements from time to time in order to confirm that the Tenant Improvements are being constructed in accordance with the Final Plans, and to confirm that all proceeds of the Escrow Amount have been used to pay for Tenant Improvement costs. Tenant shall cause copies of all invoices and other documentation evidencing the actual cost incurred by Tenant for construction of the Tenant Improvements described in any Disbursement Request to be kept at Tenant's headquarters in Newport News, Virginia and shall make the same available for inspection by Landlord and Lender.

                           In the event Landlord or its Lender, based upon their inspection of the Premises and the amount withdrawn from the Escrow Amount, disputes that funds being withdrawn from the Escrow Amount are being (or have been) used for construction of the Tenant's Improvements, then Landlord or its Lender may halt further disbursements until the earlier of the date Tenant provides copies of paid invoices (and cancelled checks and/or other appropriate backup documentation therefor) (collectively, the "Payment Documentation") verifying that at least the amount withdrawn from the Escrow Amount has been spent on the Tenant Improvements or the date of Completion of the Tenant Improvements, Tenant shall not be entitled to make additional withdrawals from the Escrow Amount. Upon either Completion of the Tenant Improvements or Tenant providing the Payment Documentation verifying that Tenant has paid toward the construction of the Tenant Improvements an amount equal to or greater than the amount withdrawn from the Escrow Amount, then Tenant shall immediately be entitled to continue withdrawing from the Escrow Amount.

                           Tenant shall incur no charges or costs for any such inspections. To the extent the terms of the Escrow Agreement are inconsistent with this Lease, the Escrow Agreement is hereby modified and amended accordingly."

e) The third paragraph of Section 6.2 is amended by capitalizing the term "Completion" wherever it appears in that paragraph.

f) The third paragraph of Section 6.2 is further amended by deleting from the third to last sentence thereof in its entirety the phrase "Upon the termination of the Tenant Allowance Period,", and by substituting in lieu thereof the following new phrase: "Upon Completion of the Tenant Improvements,".

4.   Financial Reporting Modifications

a) By deleting Section 25 in its entirety and by inserting in lieu thereof the following:

                           "FINANCIAL STATEMENTS. Tenant shall deliver to Landlord within ninety (90) days after the close of each fiscal year the balance sheet and profit and loss statements of Tenant certified by its chief financial officer as presenting fairly in all material respects the financial conditions and results of operations of Tenant for the applicable fiscal year and will provide to Landlord the certified financial statements within thirty (30) days after certification by Tenant's independent certified public accountants. In addition, until such time as the audited financial statements are delivered to Landlord, Tenant will provide to Landlord a copy of its financial statements provided to its parent company for consolidation by such parent company to be used for the preparation of any regulatory filings of such parent company.

5. Other Modifications

a) By substituting the word "Tenant" for the word "Landlord" in the last sentence of Section 21.1 and by deleting the words "provided that Tenant shall not be required to modify or otherwise improve the Premises unless required as a result of and specifically related to any leasehold improvements performed by Tenant" from such Section 21.1.

b) By deleting the third sentence of Section 30 (a) and by substituting the following as the third sentence of this Section: "Landlord hereby approves the existing Sublease affecting a portion of the Premises being the Commercial Real Estate Lease dated June 21, 1999 between Wilkins-Rogers Incorporated as landlord and Computer Distribution Services, Inc. as tenant as affected by the Non-Disturbance and Estoppel Agreement dated June 29, 2006 between Landlord and Computer Distribution Services, Inc; however, notwithstanding any assignment of Tenant's interest in this Lease or any subletting of the whole or any portion of the Premises (including, without limitation, the above-referenced existing Sublease and/or any assignment or sublease to an Affiliate), Landlord and Tenant acknowledge and agree that Tenant shall remain fully liable for the payment of all rent and the performance of all other Tenant obligations hereunder."

c)   Section 38 is amended by adding the following at the end of said Section:

                           "Notwithstanding anything contained in this Lease to the contrary, no `Foreclosure Event' (as hereinafter defined) and no sale or transfer by the holder or beneficiary of any Mortgage following a Foreclosure Event shall be subject to the Refusal Right and other provisions of Sections 37 and 38 herein. For purposes of this Lease, the term "Foreclosure Event" shall mean (a) a foreclosure under any Mortgage; (b) any other exercise by the holder or beneficiary of a Mortgage of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law), as a result of which a third party becomes the owner of the Property; or (c) delivery by Landlord to the holder or beneficiary of a Mortgage (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Property in lieu of any of the foregoing."

6. Landlord Parties. Tenant acknowledges that OLP Baltimore LLC ("Prospective Buyer") is currently in the process of evaluating the potential purchase of the Premises and of the interest of the "landlord" in and to the Lease (and Tenant confirms that Tenant's right of first refusal as contained in
     Section 37 of the Lease is inapplicable to such potential purchase). If such purchase is consummated, then effective upon the date, if ever, that title passes to Prospective Buyer (i) Section 6.3 of the Lease will be deemed modified to provide that Landlord is a Maryland (as opposed to Delaware) limited liability company and (ii) all indemnities contained in the Lease for the benefit of "Landlord Parties" and/or "SunTrust Parties" will be deemed to be for the benefit of Landlord, OLP Baltimore MD, Inc. and their parent company, One Liberty Properties, Inc., and their respective officers, employees and directors.

7. Ratification. Except as modified hereby, the Lease shall otherwise remain in full force and effect.

8. Successors and Assigns. This instrument shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

9. Governing Law. This instrument shall be governed by the laws of the State of Maryland.

10.  Time of the Essence. Time is of the essence of this Agreement.

11.  Capitalized  Terms.   Capitalized  terms  not  otherwise  defined  in  this
     Amendment shall have the meanings ascribed thereto in the Lease.

12.  Multiple  Counterparts.   This  instrument  may  be  executed  in  multiple
     counterparts and the counterparts taken together shall constitute the executed version of this Agreement.



                  (SIGNATURES CONTINUE ON THE FOLLOWING PAGES)

         IN WITNESS WHEREOF, the undersigned Landlord has hereunto caused this instrument to be executed as of the day and year first above written.

             FR HOLLINS FERRY, LLC,
             a Delaware limited liability company

             By:      MRLL, LLC, a Delaware
                      limited liability company

             By: SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company, its Sole Member



             By:
                ---------------------------------------
                Name: Paul Severn
                Title: Manager

         IN WITNESS WHEREOF, the undersigned has hereunto caused this instrument to be executed as of the day and year first above written.

                         FERGUSON ENTERPRISES, INC.,
                         a Virginia corporation



                         By:
                            ----------------------


                         Name:
                              --------------------

                        Title:
                              --------------------

                                                       Exhibit 10.4

                       ASSIGNMENT AND ASSUMPTION OF LEASE

KNOW ALL MEN BY THESE PRESENTS THAT, FR HOLLINS FERRY, LLC having an address at 303 Peachtree Street, 24th Floor, MC 3951, Atlanta, Georgia 30308 ("Assignor"), for the consideration of Ten Dollars ($10.00) and other valuable considerations, received to its full satisfaction from OLP BALTIMORE LLC, a Maryland limited liability company, having an address at Sixty Cutter Mill Road, Suite 303, Great Neck, New York 11201 ("Assignee"), has granted, bargained, sold, assigned, transferred and conveyed, and by these presents does grant, bargain, sell, assign, transfer and convey unto Assignee all of the right, title and interest in and to the lease and the non-disturbance and estoppel agreement, both as described on Exhibit A attached hereto and made a part hereof (collectively "Lease"), together with all rentals, security deposits, advance rentals, receivables, reimbursements and other monetary items, to the extent existing, payable by the tenant under the Lease ("Tenant").

TO HAVE AND TO HOLD the foregoing unto Assignee, its successors and assigns, forever.

And, Assignor does for itself and its successors and assigns, covenant and agree with Assignee, its successors and assigns, that this Assignment includes all of landlord's interest in and to such Lease, advance rentals, receivables, reimbursements and other monetary items payable by the Tenant thereunder, to the extent existing, and that Assignor is the true and lawful owner of the Lease and has good right and lawful authority to grant, bargain, sell, assign, transfer and convey the Lease unto Assignee in the manner and form as herein set forth subject to the matters on Exhibit B ("Permitted Exceptions").

And, without limiting the foregoing, Assignor will indemnify, defend and hold harmless Assignee and its members, officers, directors, shareholders, employees, attorneys and agents and all of its and their respective heirs, legal representatives, successors and assigns from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses, and fees (including reasonable attorneys' fees) arising from liabilities under the Lease accruing on and prior to the date hereof subject to the Permitted Exceptions.

In consideration of the foregoing and subject thereto, Assignee accepts the within Assignment and assumes all obligations under the Lease after the date hereof and will indemnify, defend and hold harmless Assignor and its members, and its officers, directors, shareholders, employees, attorneys and agents and their respective heirs, legal representatives, successors and assigns, subject to the Permitted Exceptions, from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses and fees (including reasonable attorneys' fees) arising from liabilities under the Lease first accruing after the date hereof.

The representations, warranties and indemnities contained herein shall survive the delivery hereof for the Survival Period as described in the Purchase and Sale Agreement dated November 6, 2006 between Assignor and Assignee ("Purchase and Sale Agreement"). The liabilities and indemnities for the representations and warranties and indemnities shall be subject to the limitations set forth in
Section 11 of the Purchase and Sale Agreement.

This Assignment may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as an original document.

IN WITNESS WHEREOF the parties have executed this instrument as of the day of December, 2006.
                         ASSIGNOR:
WITNESS OR ATTEST:
                         FR HOLLINS FERRY, LLC, a Delaware limited liability company

                         By: MRLL, LLC, a Delaware limited liability company, its Sole Member

                         By: SunTrust Equity Funding, LLC, a Delaware limited liability company, its Sole Member

                         By:
                             ----------------------------------
                             Name: Paul Severn
                             Title: Manager




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

STATE OF GEORGIA: CITY/COUNTY OF FULTON:     TO WIT:

I CERTIFY that on this day of December, 2006, before me, a Notary Public for the state and county aforesaid, personally appeared Paul Severn, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing document, who acknowledged that he is the Manager of SUNTRUST EQUITY FUNDING, LLC, the Sole Member of MRLL, LLC, the Sole Member of FR HOLLINS FERRY, LLC, a Delaware limited liability company, that he has been duly authorized to sign, and has signed, such document on its behalf for the purposes therein set forth; and that the same is its act and deed. In witness whereof, I have set my hand and Notarial Seal, the date first above written.



                                 ------------------------
                                  Notary Public


My commission expires on ___________________

                           ASSIGNEE:
WITNESS OR ATTEST:         OLP BALTIMORE LLC,
                           a Maryland limited liability company

                           By: OLP Baltimore MD, Inc., a Maryland corporation, its Manager

                           By:
                              --------------------------------
                          Name: Mark H. Lundy
                          Title: Senior Vice President

STATE OF : CITY/COUNTY OF  :        TO WIT:

I CERTIFY that on this day of December, 2006, before me, a Notary Public for the state and county aforesaid, personally appeared Mark H. Lundy, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing document, who acknowledged that he is the Senior Vice President of OLP Baltimore MD, Inc., the Manager of OLP BALTIMORE LLC, that he has been duly authorized to sign, and has signed, such document on its behalf for the purposes therein set forth; and that the same is its act and deed. In witness whereof, I have set my hand and Notarial Seal, the date first above written.



                           ------------------------
                                  Notary Public


My commission expires on ___________________

                                    EXHIBIT A

                                     Leases

1. Lease Agreement dated June 29, 2006 between Assignor and Ferguson Enterprises, Inc.

2. Non-Disturbance and Estoppel Agreement dated June 29, 2006 between Assignor and Computer Distribution Services, Inc.

                                    EXHIBIT B

                              Permitted Exceptions

1. Taxes for the year 2006 and subsequent years not yet due and payable.

2. Metered water and/or waste water, not yet due and payable.

3. Rights of any persons or entities in possession of all or any portion of the Premises or tenants under any leases as affected by any existing non-disturbance agreement.

4. The following matters as indicated on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006:
         a. Encroachment of fence into the bed of Transway Road along the west side of the property;

         b. Encroachment of fence along the bed of Baltimore Beltway on the east side of the property;

         c. Encroachment of fence in the easement area adjacent to Hollins Ferry Road;

         d. Encroachment, if any, of fence, macadam paving, and tank in storm water management areas; and

         e. Railroad tracts;

         f. "High voltage area."

5. Easements, rights and/or controls relating to drainage, access and erection of snow fences as set forth in Deed dated May 16, 1956 from Louis Heinzerling, et ux to the Maryland State Roads Commission and recorded among the Land Records of Baltimore County in Liber 2929, folio 333, re: denial of access and right to erect snow fences with respect to State Roads Commission Plat No. 10722, referred to on the Survey Plat entitled, "ALTA/ACSM Land title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

6. Easements, rights and/or controls relating to drainage, access and erection of snow fences as set forth in Deed dated June 12, 1956 from Henry C. Zepp to the Maryland State Roads Commission and recorded among the Land Records of Baltimore County in Liber 2947, folio 426, re: denial of access and right to erect snow fences with respect to State Roads Commission Plat No. 10723, referred to on the Survey Plat entitled, "ALTA/ACSM land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

7. Rights of others and rights incident to the use of the railroad siding traversing the property hereby insured, as shown on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

8. Rights-of-way lines and matters shown on the following State Highway Plats:
10721, 10722, 10723, 12767, 13497, 13498, 13499 and 14571, which Plats are indicated on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry Road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

9. Deed of Dedication and Easement dated July 31, 1990 between Carling National Breweries, Inc., et al, and Baltimore County, Maryland and recorded among the Land Records of Baltimore County in Liber 8603, folio 95, re: storm water management easements as shown on the Survey Plat entitled, "ALTA/ACSM Land Title Survey 4501 Hollins Ferry road," performed by KCI Technologies, Inc. dated November 28, 2004, last revised June 8, 2006.

10. Rights of Consolidated Gas Electric Light and Power Company by virtue of an Agreement recorded among the Land Records of Baltimore County in Liber 2493, folio 110.

                                                            Exhibit 99.1

                          ONE LIBERTY PROPERTIES, INC.
                         60 Cutter Mill Road - Suite 303
                           Great Neck, New York 11021
                          www.onelibertyproperties.com
                             Telephone 516.466.3100
                             Telecopier 516.466.3132

                    ONE LIBERTY PROPERTIES ACQUIRES PROPERTY
                             IN BALTIMORE, MARYLAND

Great Neck, New York - December 21, 2006 - One Liberty Properties, Inc. (NYSE:OLP) announced that on December 20, 2006, its wholly-owned subsidiary acquired a property with an industrial building situated on approximately 28 acres in Baltimore, Maryland for a purchase price of $32.2 million. The building contains approximately 367,000 square feet of grade level space. The property is net leased to Ferguson Enterprises, Inc., a distributor of plumbing supplies and heating and cooling equipment. Ferguson is an indirect subsidiary of Wolseley plc (NYSE: WOS).

Patrick J. Callan, Jr., President of One Liberty, commented that "by making this acquisition, the Company is continuing to pursue its objective of acquiring strategically-located, improved net-leased real property, leased to quality tenants."

One Liberty is a New York-based REIT that specializes in the acquisition and ownership of a diverse portfolio of real estate properties under long term net leases. One Liberty's leases generally provide for contractual rent increases with all operating expenses and most or all other property related expenses paid by the tenant. For more information on One Liberty, please visit our website at www.onelibertyproperties.com.

Materials included in this filing may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words should be considered uncertain and forward-looking.

Contact: Mark H. Lundy - 516.466.3100